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                                                                       Exhibit 1






                             TYCO INTERNATIONAL LTD.

                            39,000,000 COMMON SHARES

                             UNDERWRITING AGREEMENT

                                  JUNE 1, 2001



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                                                               EXECUTION VERSION

                             TYCO INTERNATIONAL LTD.

                            39,000,000 COMMON SHARES

                             UNDERWRITING AGREEMENT


                                                                    June 1, 2001

Lehman Brothers Inc.
Three World Financial Center
New York, New York  10285

Ladies and Gentlemen:

      Tyco International Ltd., a company organized under the laws of Bermuda (the "Company"), proposes to issue and sell to Lehman Brothers Inc. (the "Underwriter") 39,000,000 shares (the "Firm Shares") of the Company's common shares, par value $0.20 per share (the "Common Shares"). In addition, the Company proposes to grant to the Underwriter an option to purchase up to an additional 5,247,787 shares of the Common Shares on the terms and for the purposes set forth in Section 2 hereof (the "Option Shares"). The Firm Shares and the Option Shares, if purchased, are hereinafter collectively called the "Shares." This is to confirm the agreement concerning the purchase of the Shares from the Company by the Underwriter.

      Section 1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY.

      The Company represents, warrants and agrees that:

      (a) REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-44106), including a basic prospectus, relating to, among other securities, the Shares and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"). Such registration statement has been declared effective by the Commission. As provided in Section 4(a), a prospectus supplement reflecting the terms of the offering of the Shares and the other matters set forth therein has been prepared and will be filed pursuant to Rule 424 under the 1933 Act. Such prospectus supplement, in the form first filed pursuant to Rule 424, is herein referred to as the "Prospectus Supplement". Such registration statement, as amended through the date hereof, including the exhibits thereto and the documents incorporated by reference therein, is herein called the "Registration Statement", and the basic prospectus included therein relating to all offerings of securities under the Registration Statement, as supplemented by the Prospectus Supplement, is herein called the "Prospectus", except that, if such basic prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus"


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shall refer to the basic prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement, in either case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), that are incorporated by reference therein. As used herein, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; and "Effective Date" means the date of the Effective Time. For purposes of this Agreement, all references to the Registration Statement and the Prospectus, or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

      (b) ELIGIBILITY FOR FORM S-3. The Company meets the requirements for use of Form S-3 under the 1933 Act.

      (c) CONFORMITY TO 1933 ACT. The Registration Statement conforms, and each Prospectus and any further amendments or supplements to the Registration Statement or any Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the 1933 Act the rules and regulations (the "Rules and Regulations") of the Commission thereunder, and do not and will not, as of the applicable Effective Date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to each Prospectus and any supplement thereto) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, in light of the circumstances under which they were made) not misleading; PROVIDED that no representation or warranty is made as to information contained in or omitted from the Registration Statement or any Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein.

      (d) INCORPORATION BY REFERENCE. The documents incorporated by reference or deemed to be incorporated in the Prospectus pursuant to Item 12 of the Registration Statement on Form S-3 under the 1933 Act, at the time they were or hereafter are filed or, if amended, as so amended with the Commission, complied in all material respects with the requirements of the 1934 Act, and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, as of the applicable Effective Date of the Registration Statement and any amendment thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (e) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included in the Prospectus are independent public accountants with respect to the company whose financial statements are the subject of such certification within the meaning of Regulation S-X under the 1933 Act.



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      (f) FINANCIAL STATEMENTS. The financial statements, and the related schedules and notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis, except as otherwise disclosed therein, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein; the pro forma financial information, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of the 1933 Act and the 1934 Act, as applicable, and is based upon good faith estimates and assumptions believed by the Company to be reasonable; and the selected financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement.

      (g) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein, (A) there has been no change with respect to the Company that would result in a Material Adverse Effect (as defined below) to the Company, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries as a whole, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock not described in the Prospectus. For purposes of this Agreement, "Material Adverse Effect" with respect to an entity means a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the entity and its consolidated subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

      (h) GOOD STANDING OF THE COMPANY. The Company has been duly incorporated, is validly existing and is in good standing under the laws of Bermuda and has corporate power and authority to own, lease or operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and issue the Shares; and the Company is duly qualified to transact business in each other jurisdiction in which such qualification is required, whether by reason of the conduct of its business or its ownership or leasing of property, except to the extent where the failure to be in good standing would not result in a Material Adverse Effect to the Company.

      (i) SIGNIFICANT SUBSIDIARIES. Each of the Company's subsidiaries that is a "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X under the 1933 Act), is duly and validly organized and existing as a company under the laws of its jurisdiction of incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, is duly qualified as a foreign company to transact business and is in good standing (to the extent such concept exists in the applicable jurisdiction) under the laws of each jurisdiction in which the nature of



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its business or its ownership or leasing of its properties requires qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and, except as otherwise disclosed in the Registration Statement, all the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims, except for non-material liens that have arisen in the ordinary course of business and, in the case of non-United States subsidiaries, for directors' qualifying shares, if any, and except where the failure to own such shares, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims would not have a Material Adverse Effect.

      (j) CAPITALIZATION OF THE COMPANY. The authorized, issued and outstanding capital stock of the Company as of March 31, 2001 is as set forth in the Prospectus in the column entitled "Tyco Actual" under the caption "Capitalization of Tyco" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements, employee benefit plans referred to in the Prospectus or pursuant to the exercise of any convertible securities or options referred to in the Prospectus). The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the pre-emptive or other similar rights of any security holder of the Company. Immediately after consummation of the transactions contemplated in the Prospectus, the authorized, issued and outstanding capital stock of the Company as of March 31, 2001 on a pro forma basis will be as set forth in the Prospectus in the column entitled "As Adjusted" under the caption "Capitalization of Tyco" (except for issuances, if any, pursuant to this Agreement, pursuant to any reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus).

      (k) AUTHORIZATION OF THIS AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Company.

      (l) DESCRIPTION AND AUTHORIZATION OF SHARES. The Shares conform to all statements relating thereto in the Prospectus and such description conforms to the rights set forth in the instruments defining the same. The Shares have been duly authorized by the Company and when issued and delivered in accordance with this Agreement and paid for by the Underwriter in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable.

      (m) ABSENCE OF DEFAULTS AND CONFLICTS. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its respective obligations hereunder has been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or constitute a default or a Repayment Event (as defined below) under, or result in the



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creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, are not reasonably likely to result in a Material Adverse Effect on the Company, nor will such action result in any violation of the provisions of the memorandum of association or bye-laws of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption, conversion or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

      (n) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree ("Approvals") of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such Approvals that will have been obtained, given or made as of the Closing Time.

      (o) INVESTMENT COMPANY ACT. The Company is not, and after giving effect to the issuance of the Shares, to the other transactions contemplated in the Prospectus and to the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder.

      (p) FOREIGN CORRUPT PRACTICES ACT. Neither the Company or, to the best of the Company's knowledge, any officer, director, employee, agent or shareholder thereof, in each case acting on behalf of the Company, has done any act or authorized, directed or participated in any act, in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, applicable to such entity or person for which civil or criminal liability or penalties, as the case may be, could currently be imposed on the Company.

      (q) CHOICE OF LAW. The choice of law provisions set forth in this Agreement are legal, valid and binding under the laws of Bermuda, and will be recognized and given effect to by the courts of Bermuda (unless a court determined that doing so would be contrary to public policy in Bermuda); the Company has the legal capacity to sue and be sued in its own name under the laws of Bermuda; the Company has, under the laws of Bermuda, the power to submit to the jurisdiction of the New York courts; the irrevocable submission of the Company to the jurisdiction of the New York courts and the waiver by the Company of any



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immunity and any objection to the venue of the proceeding in a New York court, included in this Agreement, are legal, valid and binding under the laws of Bermuda; neither the Company nor any of its assets is entitled to immunity (or any similar defense) from suit, execution, attachment or other legal process in Bermuda; this Agreement is in proper legal form under the laws of Bermuda for the enforcement thereof against the Company, and nothing in Bermuda law, prevents suit upon this Agreement in the courts of Bermuda; and it is not necessary (a) in order to enable the Underwriter to exercise or enforce its rights under this Agreement in Bermuda, or (b) by reason of the entry into and/or the performance of this Agreement, that the Underwriter should be licensed, qualified, authorized or entitled to do business in Bermuda.

      Any certificate signed by an officer of the Company, delivered to the Underwriter or to counsel for the Underwriter in connection with the offering of the Shares, shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

      Section 2. SALE AND DELIVERY TO THE UNDERWRITER; CLOSING.

      (a) FIRM SHARES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Company, the 39,000,000 Firm Shares at a price of $56.36 per share in an aggregate amount of $2,198,040,000.

      (b) OPTION SHARES. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase up to 5,247,787 Option Shares at the same price per share as set forth in Section 2(a) hereof for the Firm Shares. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Shares upon notice by the Underwriter to the Company setting forth the number of Option Shares as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time (as defined below), unless otherwise agreed upon by the Underwriter and the Company. If the option is exercised as to all or any portion of the Option Shares, the Underwriter will purchase that number of Option Shares.

      Section 3. DELIVERY OF AND PAYMENT FOR THE SHARES.

      Payment of the purchase price for, and delivery of the Firm Shares shall be made at the offices of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York 10005, or at such other place as shall be agreed upon by the Company and the Underwriter, at 9:00 a.m., on June 6, 2001, or such other time not later than the fifth business day after June 6, 2001 as shall be agreed upon by the Company and



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the Underwriter (such time and date of payment and delivery being herein called the "Closing Time" and the date upon which the Closing Time occurs is herein called the "Closing Date"). In addition, in the event that the Underwriter has exercised its option to purchase all or any of the Option Shares, payment of the purchase price for, and delivery of such Option Shares, shall be made at the above-mentioned offices of Milbank, Tweed, Hadley & McCloy LLP, or at such other place as shall be agreed upon by the Company and the Underwriter on the relevant Date of Delivery as specified in the notice from the Underwriter to the Company.

      Payment shall be made to the Company by wire transfer of immediately available funds to its bank account designated by the Company, against delivery to the Underwriter to the account of the Underwriter of the Shares to be purchased by it.

      Section 4. FURTHER AGREEMENTS OF THE COMPANY.

      The Company agrees with the Underwriter as follows:

      (a) The Company shall file the Prospectus in a form approved by the Underwriter pursuant to Rule 424(b) under the 1933 Act not later than the Commission's close of business on the second business day following the date of determination of the offering price of the Shares or, if applicable, such earlier time as may be required by Rule 424(b).

      (b) The Company shall furnish to the Underwriter and its counsel, at the expense of the Company, a signed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein and, during the period mentioned in paragraph (g) below, shall furnish to the Underwriter as many copies of the Prospectus (including all amendments and supplements thereto) and documents incorporated by reference therein as the Underwriter may reasonably request.

      (c) From the date hereof and prior to the Closing Date, the Company shall furnish to the Underwriter for its review, a copy of any proposed amendment or supplement to the Registration Statement or the Prospectus, and shall not file any such proposed amendment or supplement to which the Underwriter reasonably and timely objects.

      (d) The Company shall file promptly, subject to the provisions of paragraph (c) above, all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the 1934 Act during the period mentioned in paragraph (g) below.

      (e) During the period mentioned in paragraph (g) below, the Company shall advise the Underwriter promptly, and shall confirm such advice in writing, (i) when any amendment to the Registration Statement shall have become effective,
(ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose known to the Company and



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(iv) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof.

      (f) The Company shall comply with the 1933 Act and the 1934 Act so as to permit the completion of the distribution of the Shares contemplated in this Agreement and in the Prospectus.

      (g) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter a prospectus relating to the Shares is required by law to be delivered in connection with sales of the Shares by the Underwriter or a dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, the Company shall forthwith prepare and furnish, at the expense of the Company, to the Underwriter and to the dealers (whose names and addresses the Underwriter will furnish to the Company) to which Shares may have been sold by the Underwriter and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

      (h) The Company shall endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Shares; provided that the Company shall not be required to file a general consent to service of process or qualify as a foreign corporation in any jurisdiction in which it is not so qualified or as a dealer in Shares in any jurisdiction in which it is not so qualified or subject itself to taxation in respect of doing business in any jurisdiction in which it is not so subject.

      (i) The Company shall use the net proceeds received by the Company from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under "Use of Proceeds".

      (j) The Company shall make generally available to its security holders and to the Underwriter as soon as practicable an earnings statement which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the "effective date" (as defined in Rule 158) of the Registration Statement.

      (k) For a period of five years following the Closing Date, the Company shall furnish to the Underwriter, upon request, copies of all reports or other communications



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(financial or other) furnished to holders of Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange.

      (l) During a period of 90 days from the date of the Prospectus, the Company shall not, without the prior written consent of the Underwriter, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for or repayable with Common Shares or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any Common Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any Common Shares issued or options to purchase Common Shares granted pursuant to existing employee benefit or incentive plans of the Company referred to in the Prospectus, (D) any Common Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan and (E) any Common Shares issued pursuant to any acquisitions.

      (m) Prior to the Closing Date, the Company shall apply for listing of the Shares on the New York Stock Exchange and to use its best efforts to complete that listing, subject only to official notice of issuance and evidence of satisfactory distribution.

      Section 5. PAYMENT OF EXPENSES.

      (a) EXPENSES. The Company shall pay all expenses incident to the performance of the Company obligations under this Agreement, including (i) the preparation, printing, delivery to the Underwriter and any filing of the Prospectus (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Underwriter of this Agreement and of any such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (iii) the fees and disbursements of counsel, accountants and other advisors for the Company, and (iv) the qualification of the Shares under securities laws in accordance with the provisions of Section 4(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of any Blue Sky Survey and any supplement thereto.

      (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 6 or Section 10(a)(i) hereof, the Company shall reimburse the Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.


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


      Section 6. CONDITIONS OF UNDERWRITER OBLIGATIONS.

      The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of their agreements and other obligations hereunder, and to the following further conditions:

      (a) OPINION OF U.S. COUNSEL FOR COMPANY. At the Closing Time, the Underwriter shall have received the favorable opinion, dated as of the Closing Time, of Wilmer, Cutler & Pickering, special U.S. counsel for the Company, substantially to the effect set forth in Exhibit A hereto.

      (b) OPINION OF BERMUDA COUNSEL FOR COMPANY. At the Closing Time, the Underwriter shall have received the favorable opinion, dated as of the Closing Time, of Appleby Spurling & Kempe, special Bermuda counsel for the Company, substantially to the effect set forth in Exhibit B hereto.

      (c) OPINION OF IN-HOUSE COUNSEL FOR THE COMPANY. At the Closing Time, the Underwriter shall have received the favorable opinion, dated as of the Closing Time, of Mark A. Belnick, Executive Vice President and Chief Corporate Counsel of the Company, substantially to the effect set forth in Exhibit C hereto.

      (d) OPINION OF COUNSEL FOR THE UNDERWRITER. At the Closing Time, the Underwriter shall have received the favorable opinion, dated as of the Closing Time, of Milbank, Tweed, Hadley & McCloy LLP, special counsel for the Underwriter, in form and substance satisfactory to the Underwriter. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

      (e) OFFICER'S CERTIFICATE. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of an officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change,
(ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company has complied with all agreements and satisfied all conditions set forth herein on its part to be performed or satisfied at or prior to the Closing Time.

      (f) ACCOUNTANTS' COMFORT LETTERS. At the Closing Time, the Underwriter shall have received letters, from PricewaterhouseCoopers with respect to the financial information included or incorporated by reference in the Prospectus pertaining to the Company, in form

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and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants' "comfort letters" in transactions similar to the offering of the Shares with respect to the financial statements and certain financial information contained in the Prospectus.

      (g) CERTAIN 1933 ACT MATTERS. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the 1933 Act; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the satisfaction of the Underwriter.

      (h) MATERIAL ADVERSE CHANGE. Since the respective dates as of which information is given in the Prospectus there shall not have been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any Material Adverse Effect otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus; and neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus.

      (i) ADDITIONAL DOCUMENTS. At the Closing Time, counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated or on the other transactions contemplated in the Prospectus, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated and in connection with the other transactions contemplated in the Prospectus shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

      (j) LOCK-UP AGREEMENTS. On the Closing Date, the Underwriter shall have received a lock-up agreement substantially in the form attached hereto as Exhibit D signed by the Company's chief executive officer and chief financial officer.

      (k) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled in any material respect when and as required to be fulfilled, this Agreement (or, with respect to the Underwriter's exercise of any over-allotment option for the purchase of Option Shares on a Date of Delivery after the Closing Time, the obligations of the Underwriter to purchase the Option Shares on such Date of Delivery) may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5 hereof and except that Sections 1, 7, 8, and 9 shall survive any such termination and remain in full force and effect.

      (l) OVER-ALLOTMENT OPTION. In the event that the Underwriter exercises its option to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company shall be true and correct as of the Date of Delivery, and, at the relevant Date of Delivery, the Underwriter shall have received:

    (i) A certificate, dated such Date of Delivery, of an officer of the Company, confirming that the certificate delivered at the Closing Time pursuant to Section 6(e) hereof remains true and correct as of such Date of Delivery;

    (ii) The favorable opinion of Appleby Spurling & Kempe, special Bermuda counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinion required by Section 6(b) hereof;

    (iii) The favorable opinion of Wilmer, Cutler & Pickering, special U.S. counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinion required by Section 6(a) hereof;

    (iv) The favorable opinion of Mark A. Belnick, Executive Vice President and Chief Corporate Counsel of the Company, in form and substance reasonably satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinion required by Section 6(c) hereof;

    (v) The favorable opinion of Milbank, Tweed, Hadley & McCloy LLP, special counsel for the Underwriter, dated such Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinion required by Section 6(d) hereof; and

    (vi) A letter from PricewaterhouseCoopers, in form and substance satisfactory to the Underwriter and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriter pursuant to Section 6(f) hereof, except that the "specified date" on the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

      Section 7. INDEMNIFICATION.

      (a) The Company agrees to indemnify and hold harmless the Underwriter, its directors, officers and employees, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Prospectus (or any amendment thereto).

      (b) The Underwriter agrees to indemnify and hold harmless the Company, its directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Prospectus (or any amendment thereto).

      (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; PROVIDED, HOWEVER, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7 (a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

      (e) The remedies provided for in this Section or in Section 8 hereof are not exclusive and shall not limit any rights or remedies which may otherwise be available at law or in equity.

      Section 8. CONTRIBUTION.

      If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Shares pursuant to this Agreement or
(ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the difference between the aggregate amounts paid to the Company by the Underwriter in respect of the Shares and the total proceeds received by the Underwriter upon its disposition of the Shares.

      The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares purchased and sold by it hereunder exceeds the amount of any damages which it has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

      Section 9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

      All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Shares to the Underwriter.

      Section 10. TERMINATION OF AGREEMENT.

      (a) The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by any regulatory body, with authority to suspend or limit such trading or by any exchange or market system on which such securities are listed for trading or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ System has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or
(iv) if a banking moratorium has been declared by either Federal or New York authorities.

      (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided that Sections 1, 7, 8, and 9 shall survive such termination and remain in full force and effect.

      Section 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to Lehman Brothers Inc. at Three World Financial Center, New York, New York 10285, attention of Kevin Genirs, fax (212) 526-2198 and notices to the Company shall be directed to Tyco International Ltd. at The Zurich Centre, Second Floor, 90 Pitts Bay Road, Pembroke HM 08 Bermuda, attention of Chief Corporate Counsel, tel: 441-292-8674, fax 441-298-9778.

      Section 12. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors and the controlling persons, directors, officers and employees, referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter and the Company and their respective successors, and said controlling persons, directors, officers and employees, and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

      Section 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

      Section 14. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

      Section 15. SUBMISSION TO JURISDICTION AND WAIVER.

      By the execution and delivery of this Agreement, the Company (i) acknowledges that as of the Closing Date it will have, by separate instrument, irrevocably designated and appointed CT Corporation System, 1633 Broadway, New York, New York 10019 as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or this Agreement that may be instituted in any federal or New York State court located in the City of New York, and acknowledges that CT Corporation System will have accepted such designation, (ii) submits to the non-exclusive jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon CT Corporation System and written notice of said service to the Company (mailed or delivered to the address set forth in Section 11 hereof), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as this Agreement shall be in full force and effect.

      Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court in the City of New York, or any appellate court with respect to any of the foregoing. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court (including, without limitation, any court in the United States, the State of New York, Bermuda or any political subdivision thereof) or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property or assets, this Agreement, or any other actions to enforce judgments in respect of any thereof, the Company hereby irrevocably waives such immunity, and any defense based on such immunity, in respect of its obligations under the above-referenced documents and the transactions contemplated thereby, to the fullest extent permitted by law.

      Section 16. CURRENCY INDEMNITY. The obligation of the Company in respect of any sum due to the Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by the Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to the Underwriter hereunder, the Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriter hereunder.

      Section 17. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

      If the foregoing correctly sets forth the agreement between the Company and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

                                     Very truly yours,

                                     TYCO INTERNATIONAL LTD.

                                     By:
                                         --------------------------------------
                                         Name:  Mark H. Swartz
                                         Title: Executive Vice President and
                                                Chief Financial Officer




Accepted:

LEHMAN BROTHERS INC.

By
   -----------------------------------------------
     Name:
     Title:

                                                                       EXHIBIT A

                  FORM OF WILMER, CUTLER AND PICKERING OPINION

      1. The execution, delivery and performance of the Underwriting Agreement and the issuance and delivery of the Shares by the Company do not require any consent, approval, or authorization of any governmental body or agency (other than under the 1933 Act, and the Rules and Regulations, which have been obtained, or as may be required under state securities or blue sky laws).

      2. The Registration Statement has been declared effective under the 1933 Act; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission; and the Prospectus has been filed in the manner and in the time period required by Rule 424(b) under the 1933 Act.

      3. The Company is not required to be registered under the Investment Company Act of 1940, as amended.

      4. Although the discussion set forth in the Prospectus under the headings "Certain Bermuda and United States Federal Income Tax Consequences - United States Tax Consequences," "-U.S. Holders," and "-Non-U.S. Holders" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership, disposition or resale of the Shares, such discussion represents, to the extent it constitutes matters of federal law or legal conclusions with respect thereto, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership, disposition or resale of the Shares under current law.

      5. The Registration Statement, the Prospectus and each amendment or supplement to the Registration Statement and the Prospectus as of their respective effective or issue dates and each document incorporated by reference in the Prospectus, except for financial statements and schedules as to which we express no view, complied as to form when filed, or if amended, when amended, with the requirements of the 1934 Act and the 1934 Act Regulations.

      6. To the best of our knowledge, there are no registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act as a result of the filing or effectiveness of the Registration Statement.

      7. In the course of preparation of the Registration Statement and Prospectus, counsel has participated in conferences with directors, officers and representatives of the Company, representatives of the independent accountants for the Company and representatives of the Underwriter at which the contents of the Registration Statement and Prospectus were discussed. Counsel did not participate in the preparation of the documents incorporated by reference or deemed to be incorporated by reference in the Registration Statement and Prospectus, but has reviewed such documents and discussed the business and affairs of the

Company with directors, officers and representatives of the Company. Although such counsel is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus and has made no independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel's attention that has led such counsel to believe that the Registration Statement or Prospectus as of their respective dates or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in light of the circumstances under which they were made, to make the statements therein not misleading, except that such counsel expresses no belief with respect to the financial statements, schedules and other financial data included or incorporated by reference therein or excluded therefrom.

                                                                       EXHIBIT B

                    FORM OF APPLEBY SPURLING & KEMPE OPINION


      1. The Company is an exempted company incorporated with limited liability, validly existing and in good standing under the laws of Bermuda.

      2. The Company has all requisite corporate power and authority to own, lease and operate its properties as described in the Prospectus and the Prospectus Supplement and to enter into, execute, deliver, and perform its obligations under the Underwriting Agreement and to issue and deliver the Shares.

      3. The execution, delivery and performance by the Company of the Underwriting Agreement and the transactions contemplated thereby (including the issue and delivery of the Shares) have been duly authorised by all necessary corporate action on the part of the Company.

      4. All necessary corporate action required to be taken by the Company in connection with the issue and delivery by the Company of the Shares pursuant to Bermuda law has been taken by or on behalf of the Company.

      5. Subject as otherwise provided in this opinion and except as provided in this paragraph, no consent, licence or authorisation of, filing with, or other act by or in respect of, any governmental authority or court of Bermuda is required to be obtained by the Company in connection with the execution, delivery or performance by the Company of the Underwriting Agreement or the issue and delivery of the Shares or to ensure the legality, validity, admissibility into evidence or enforceability as to the Company, of the Underwriting Agreement, except that:

      (a) the permission of the Bermuda Monetary Authority is required and has been granted for the issue of the Shares of the Company; and

      (b) the Prospectus has been filed with the Registrar of Companies pursuant to the requirements of Part III of the Companies Act 1981.


      6. The execution, delivery and performance by the Company of the Underwriting Agreement and the transactions contemplated thereby and the issue and delivery of the Shares do not and will not violate, conflict with or constitute a default under (i) any requirement of any law or any regulation of Bermuda or (ii) the Constitutional Documents.

      7. The Company has the authorised share capital set forth in the Prospectus Supplement. When issued to and paid for by the Underwriter pursuant to and in accordance with the terms of the Underwriting Agreement and the Resolutions, the Shares will be validly issued, fully paid, non-assessable shares of the Company with the rights provided for under the Constitutional Documents of the Company. The description of the Shares made in the Registration Statement, the Prospectus and the Prospectus Supplement is consistent with the

Shares as provided for under the Constitutional Documents. The issue of the Shares is not subject to pre-emptive or similar rights arising solely by virtue of the Constitutional Documents or by operation of law in the absence of a contract providing for such rights.

      8. The Company has received an assurance from the Ministry of Finance granting an exemption, until 28 March 2016, from the imposition of tax under any applicable Bermuda law computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, provided that such exemption shall not prevent the application of any such tax or duty to such persons as are ordinarily resident in Bermuda and shall not prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to land in Bermuda leased to the Company. There are no Bermuda taxes, stamp or documentary taxes, duties or similar charges now due, or which could in the future become due, in connection with the execution, delivery, performance or enforcement of the Underwriting Agreement or the transactions contemplated thereby (including the issue and delivery of the Shares), or in connection with the admissibility in evidence thereof and the Company is not required by any Bermuda law or regulation to make any deductions or withholdings in Bermuda from any payment it may make thereunder.

      9. Based solely upon the Company Search and the Litigation Search:

      (a) no litigation, arbitration or administrative or other proceeding of or before any arbitrator or governmental authority of Bermuda is pending against or affecting the Company or against or affecting any of its properties, rights, revenues or assets; and

      (b) no notice to the Registrar of Companies of the passing of a resolution of members or creditors to wind up or the appointment of a liquidator or receiver has been given. No petition to wind up the Company or application to reorganise its affairs pursuant to a Scheme of Arrangement or application for the appointment of a receiver has been filed with the Supreme Court.


      10. The statements made in the Prospectus and in the Prospectus Supplement, including those under the Section "Certain Bermuda and United States Federal Income Tax Consequences - Bermuda Tax Consequences", insofar as they purport to describe the provisions of the laws of Bermuda referred to therein, are accurate and correct in all material respects.

      11. The choice of the laws of the State of New York as the proper law to govern the Underwriting Agreement is a valid choice of law under Bermuda law and such choice of law would be recognised, upheld and applied by the courts of Bermuda as the proper law of the Underwriting Agreement in proceedings brought before them in relation to the Underwriting Agreement, provided that (i) the point is specifically pleaded; (ii) such choice of law is valid and binding under the laws of the State of New York; and (iii) recognition would not be contrary to public policy as that term is understood under Bermuda law (and, as of the date of this opinion, we are not aware of any reason why such recognition would be contrary to Bermuda law).

      12. The submission by the Company to the jurisdiction of the federal and state courts of the State of New York pursuant to the Underwriting Agreement is not contrary to Bermuda law and would be recognised by the courts of Bermuda as a legal, valid and binding submission to the jurisdiction of the federal and state courts of the State of New York, if such submission is accepted by such courts and is legal, valid and binding under the laws of the State of New York.

      13. The appointment by the Company of CT Corporation System as agent for the receipt of any service of process in respect of any court in State of New York in connection with any matter arising out of or in connection with the Underwriting Agreement is a valid and effective appointment, if such appointment is valid and binding under the laws of in the State of New York and if no other procedural requirements are necessary in order to validate such appointment.

      14. A final and conclusive judgment of a foreign court against the Company based upon the Underwriting Agreement (other than a court of jurisdiction to which The Judgments (Reciprocal Enforcement) Act, 1958 applies, and it does not apply to the courts of the State of New York) under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages as defined in The Protection of Trading Interests Act 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action on the debt evidenced by the foreign court's judgment. A final opinion as to the availability of this remedy should be sought when the facts surrounding the foreign court's judgment are known, but, on general principles, we would expect such proceedings to be successful provided that:

      (a) the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in Bermuda; and

      (b) the judgment is not contrary to public policy in Bermuda, has not been obtained by fraud or in proceedings contrary to natural justice and is not based on an error in Bermuda law.

      Enforcement of such a judgment against assets in Bermuda may involve the conversion of the judgment debt into Bermuda dollars, but the Bermuda Monetary Authority has indicated that its present policy is to give the consents necessary to enable recovery in the currency of the obligation.

                                                                       EXHIBIT C

                         FORM OF MARK A. BELNICK OPINION


      1. The Company is duly qualified and in good standing as a foreign corporation in every jurisdiction in which the operation of its business or its ownership or leasing of property makes such qualification necessary, except for those failures to be so qualified or in good standing that will not in the aggregate have a material adverse effect upon the Company and its subsidiaries taken as a whole.

      2. The execution, delivery and performance by the Company of the Underwriting Agreement and the issuance and delivery of the Shares do not and will not, whether with or without the giving of notice or lapse of time, conflict with or constitute a breach of or result in the imposition of any lien, charge or encumbrance upon the property or assets of the Company, or result in the automatic acceleration of any obligations under any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument which, in the event of any such conflict, breach, default, imposition or acceleration, could result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole.

                                                                       EXHIBIT D

                            FORM OF LOCK-UP AGREEMENT


LEHMAN BROTHERS INC.
Three World Financial Center
New York, NY  10285

Ladies and Gentlemen:

      The undersigned understands that Lehman Brothers Inc. (the "Underwriter") has entered into an underwriting agreement (the "Underwriting Agreement") providing for the purchase by the Underwriter of common shares, par value $0.20 per share (the "Common Shares"), of Tyco International Ltd. (the "Company") and that the Underwriter will reoffer the Shares to the public.

      In consideration of the execution of the Underwriting Agreement by the Underwriter, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., during a period of 90 days from the date of the final prospectus relating to the Shares, the undersigned will not, without the prior written consent of Lehman Brothers Inc., directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of any of Common Shares, or any securities convertible into or exchangeable or exercisable for or repayable with Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise.



                                                     Very truly yours,

                                                     By:
                                                        -----------------------
                                                          Name:
                                                          Title:
Dated:  June 6, 2001